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                                                                   Exhibit 10.14

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of the 25th day of July, 1997, by and between PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC., a New Jersey corporation ("PHPNJ"), and MEDIGROUP OF NEW JERSEY, INC., a New Jersey corporation ("Medigroup").

     RECITALS: PHPNJ is engaged in the business of operating a physician health maintenance organization in the State of New Jersey known as the "Physician Healthcare Plan of New Jersey". PHPNJ has entered into that certain Management Services Agreement dated as of June 26, 1997 (the "Management Agreement"), by and between PHPNJ and Medigroup pursuant to which Medigroup has agreed to provide certain management services to PHPNJ. In order to perform the Management Agreement, Medigroup has requested that PHPNJ allow Medigroup access to and use of certain equipment and software on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Medigroup and PHPNJ agree as follows:

     1. Right to Use Computers. PHPNJ hereby agrees to permit Medigroup to access and use the computer equipment and software listed on Exhibit A attached hereto and made a part hereof (collectively, the "Computer Equipment"), together with all operating manuals and similar information and all service contracts and manufacturer's warranties (to the extent assignable) on the terms and conditions set forth herein. Medigroup, at its own expense, shall pick up the Computer Equipment from PHPNJ's premises for use at Medigroup's premises located at Three Penn Plaza East, Newark, New Jersey or 433 Bellevue Avenue, Trenton, New Jersey (the "Locations") and shall promptly redeliver the same to PHPNJ (at such location as PHPNJ shall direct) at the expiration or termination of this Agreement. Medigroup acknowledges and agrees that PHPNJ has not made any representations or warranties concerning the Computer Equipment, that PHPNJ makes no warranties (express or implied) and disclaims all liability with respect thereto, that Medigroup accepts the same in an "AS IS" condition and that Medigroup waives all rights against PHPNJ with respect thereto.

     2. Title; Fees. PHPNJ represents to Medigroup that PHPNJ owns the Computer Equipment, has the right to use it and shall take all actions necessary to defend title to the Computer Equipment. The parties acknowledge and agree that the Computer Equipment is and shall at all times remain the sole personal property of PHPNJ, and that Medigroup's right to use the Computer Equipment hereunder shall in no way affect or impair PHPNJ's title to the Computer Equipment. Notwithstanding this, Medigroup shall be responsible for, and hereby indemnifies and holds PHPNJ harmless from, all taxes, license fees, telephone line fees, computer line fees and all other charges of any nature relating to Medigroup's use of the Computer Equipment hereunder.

     3. Use and Maintenance. Medigroup shall use the Computer Equipment (a) solely in providing services to PHPNJ pursuant to and in accordance with the terms of the Management Agreement; (b) for the purpose for which the Computer Equipment was designed, in a careful and proper manner, consistent with all appropriate operating materials and prudent business practices; (c) so as to cause the Computer Equipment to be in at least the same condition at the end of the term of this Agreement as when received by Medigroup (ordinary wear and tear from proper use excepted); (d) at the Locations only; and (e) in compliance with all applicable law and Medigroup's insurance policies. Medigroup acknowledges and agrees that its right to use the Computer Equipment hereunder applies solely to Medigroup and its
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authorized employees, agents and independent contractors, and that Medigroup shall not permit any other person or entity to use the Computer Equipment without the express written consent of PHPNJ. Medigroup shall properly maintain, service and repair the Computer Equipment throughout the term of this Agreement and shall not remove any parts from, or make any alterations to, thereto without the prior written consent of PHPNJ. Medigroup shall permit PHPNJ to have access to the premises where the Computer Equipment is located for the purpose of inspection at any reasonable time during normal business hours.

     4. Insurance. Medigroup, at its expense, shall maintain physical damage and liability insurance insuring the Computer Equipment as it does on computer equipment that it owns or leases. All such insurance shall (a) be in amounts, with companies, and in such form as is acceptable to PHPNJ; (b) provide that PHPNJ shall receive at least 30 days' advance notice of any material change in, or cancellation of, such insurance; and (c) name PHPNJ as additional insured and as sole loss payee. Medigroup shall provide PHPNJ with evidence of such coverage.

     5. Risk of Loss. Medigroup assumes the entire risk of loss of or damage to the Computer Equipment from all causes until redelivery to PHPNJ. In the event of loss or damage to any item of Computer Equipment, Medigroup shall, at its expense (except to the extent of any insurance proceeds that have been received by PHPNJ), and at PHPNJ's direction, either (a) repair such item to its original condition, (b) replace such item with a like item acceptable to PHPNJ of equivalent value by conveying title thereto to PHPNJ, free and clear of all liens, or (c) pay PHPNJ the fair market value of such Item immediately prior to such event of loss or damage.

     6. Indemnification. Medigroup hereby indemnifies and holds harmless PHPNJ from and against any and all liability, claims, damages or losses (including reasonable attorneys' fees and costs) arising out of this Agreement, including, without limitation, Medigroup's use of the Computer Equipment hereunder. PHPNJ hereby indemnifies and holds harmless Medigroup from and against any and all liability, claims, damages or losses (including reasonable attorneys' fees and costs) arising out of this Agreement, including, without limitation, PHPNJ's use of the Computer Equipment prior to the date hereof.

     7. Term and Termination. The term of this Agreement shall commence on the date hereof, and, unless terminated sooner pursuant to this Agreement, shall expire upon the first to occur of the termination or expiration of the Management Agreement. If Medigroup fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after written notice thereof, PHPNJ may (a) terminate this Agreement upon ten (10) days' prior written notice to Medigroup; (b) require Medigroup to assemble and return the Computer Equipment in accordance hereof or to make the same available for repossession by PHPNJ; (c) recover from Medigroup all expenses incurred in enforcing this Agreement; and/or (d) avail itself of any other remedies available to it at law or in equity (including specific performance). All such remedies are cumulative and may be exercised concurrently or separately. No failure by PHPNJ to exercise, and no delay in exercising, any right or remedy shall constitute a waiver thereof. A default hereunder shall not constitute a default under that certain Agreement dated as of June 26, 1997, among PHPNJ, Medigroup, Medigroup, Inc. and Blue Cross and Blue Shield of New Jersey, Inc. or under that certain Management Services Agreement dated as of June 26, 1997, between PHPNJ and Medigroup.

     8. Notices. All notices hereunder shall be in writing and shall be deemed given when hand delivered, sent by overnight courier that provides confirmation of delivery, telefaxed with voice confirmation and receipt confirmed, or deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

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                To PHPNJ, at:     Physician Healthcare of New Jersey, Inc.
                                  385 South Maple Avenue
                                  Ridgewood, New Jersey 07450
                                  Attn: Joseph D. Billotti, M.D.
                                        Chairman of the Board
                                  Fax:  (201) 447-9326

                To Medigroup, at: Medigroup of New Jersey, Inc.
                                  433 Bellevue Avenue
                                  Trenton, New Jersey 08618
                                  Attn: Sharon Hayman
                                  Fax:  (609) 599-1095


or to such other address or to such other person as may be designated by notice given from time to time by one party to the other.

        9. Miscellaneous. In the event that any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision only shall be deemed null and void and shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. The headings used herein are for convenience only. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and completely and fully supersedes any and all other prior agreements, both written and oral, between the parties relating to the subject matter hereof. This Agreement cannot be modified except in writing signed by both parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without reference to its conflict of laws rules. This Agreement shall inure to the benefit of and shall be binding on Medigroup and PHPNJ and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MEDIGROUP OF NEW JERSEY, INC.           PHYSICIAN HEALTHCARE PLAN OF
                                        NEW JERSEY, INC.


By:                                     By:
   ---------------------------             ----------------------------
   Donna Celestini                         Joseph D. Billotti, M.D.
   Executive Vice President                Chairman of the Board


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                                                                       EXHIBIT A

                               COMPUTER EQUIPMENT

QUANTITY       DESCRIPTION                               SERIAL NUMBER
--------       -----------                               -------------
2              Equipment Cabinet                         N/A
               Color Blue
               Plex door front, no rear door,
               Pair side panels, top fan, 3
               Shelves and one 6 ft. power
               Strip

1              SHIVA                                     PE202549
               Lan Rover/E Plus

2              3COM                                      0201/76WV160509
               LinkBuilder FMS II 24pot                  0201/76WV160409

2              APC                                       S95070171171
               Smartup 2200                              S95070171072

2              COMPAQ                                    6535HNF10438
               Proliant 1500                             6539HNF10189

1              COMPAQ                                    6535HNM10149
               Proliant Fast wide SCSI2
               with (5) 2.1 gb SCSI Drives

1              COMPAQ                                    6535HNM10104
               Proliant Fast wide SCSI 2
               with (1) 2.1 gb SCSI Drive

2              COMPAQ                                    53041409A189
               Monitor                                   53041409A180

2              COMPAQ                                    1NQ39BV03726
               Keyboard                                  1GD34CC15293

1              COMPAQ                                    A521HNB5E667
               Prolinea 575 CPU. Keyboard,
               Mouse

QUANTITY       DESCRIPTION                               SERIAL NUMBER
--------       -----------                               -------------
1              COMPAQ                                    D530HNY3D161
               Prolinea 5100 CPU, Keyboard,
               mouse

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3              VIEWSONIC                        J244718843
               17" Monitor                      J250325750
                                                J251339437

1              DELL
               17" Monitor                      V1728UL

1              COMPAQ                           D451HNE25609
               Prolinea 4/66 CPU keyboard,
               mouse

1              VIEWSONIC                        J250325750
               17" Monitor


SOFTWARE PACKAGES

File Server:

     Novell NetWare 3.12 250 user license
     Mcafee Netshield virus scan
     Cheyenne Arcserve-tape backup system
     OnTime Calendaring

     Workstations
     Windows 3.1 and 3.11
     Microsoft Office 4.3
          Word
          Excel
          PowerPoint
          Access
     Lotus 1-2-3
     Sweetpro Physicians tracking system
     Reflections-Acordia communications
     Freedom-Financial reporting system
     WordPerfect



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